Exhibit 99.1

The Digital Engagement Company

Bridgeline Announces Financial Results for the First Quarter of Fiscal 2020

Recurring revenue increases by more than 50%

Woburn, Mass., February 13, 2020 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its fiscal first quarter ended December 31, 2019.

“Bridgeline is winning new customers at its fastest rate ever, averaging more than 15 new logos per year, in addition to sales into our existing customer base, and the rate of wins is continuing to accelerate,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “Since our acquisitions last year, Bridgeline’s engineering team has focused on bringing the Salesforce.com capabilities from the OrchestraCMS acquisition and the Artificial Intelligence features from Celebros Search together with our traditional Unbound software suite to provide highly differentiated products and out of the box features that have helped to accelerate our sales cycle. New sales have a higher ratio of SaaS licenses to professional services and we expect our revenue mix to be increasingly weighted towards licenses.”

First Quarter Summary:

●	Total revenue increased 19% to $2.8 million for the quarter ended December 31, 2019, as compared to $2.4 million for the same period last year.

●

Recurring revenue, which is comprised of SaaS licenses, maintenance and hosting revenue, increased 51% to $1.7 million for the quarter ended December 31, 2019, from $1.2 million for the same period last year.

●

Subscription and perpetual licenses revenue, which is comprised of recurring revenue and perpetual license revenue increased 33% to $1.7 million for the quarter ended December 31, 2019, from $1.3 million for the same period last year.

●

Services revenue was consistent at $1.1 million for the quarters ended December 31, 2019, and 2018, respectively. As a percentage of total revenue, Services revenue decreased to 39% of total revenue for the quarter ended December 31, 2019, compared to 45% for the same period last year.

●

Operating expenses increased 22% or $400 thousand to $2.5 million for the quarter ended December 31, 2019 as compared to $2.1 million (excluding a goodwill impairment charge of $3.7 million) for the same quarter last year.

●

Net income for the quarter ended December 31, 2019 was $136 thousand, compared to a net loss of $1.2 million (excluding a goodwill impairment charge of $3.7 million) for the same quarter last year. Included within the $136 thousand of net income for the three months ended December 31, 2019 was a non-cash gain of $1.1 million attributable to the change in fair value of certain derivative warrant liabilities.

Financial Results

First Quarter

Revenue for the period ended December 31, 2019 was $2.8 million, compared to $2.4 million for the same period last year. Recurring revenue, which is comprised of SaaS licenses, maintenance and hosting revenue, increased 51% to $1.7 million for the period ended December 31, 2019 from $1.2 million for the same period last year. Subscription and perpetual licenses revenue, which is comprised of recurring revenue and perpetual license revenue increased 33% to $1.7 million for the quarter ended December 31, 2019, compared to $1.3 million for the same period last year.

Gross Margin increased to 54% for the quarter ended December 31, 2019, compared to 44% for the same period last year. Cost of revenue was consistent at $1.3 million for the periods ended December 31, 2019 and 2018.

Operating expenses increased 22% or $400 thousand to $2.5 million from $2.1 million (excluding a goodwill impairment charge of $3.7 million) for the quarter ended December 31, 2019 and 2018, respectively.

Net loss applicable to common shareholders was $2.3 million for the fiscal quarter ended December 31, 2019, compared to $5.0 million for the same period last year. Reflected in net results for the fiscal quarter ended December 31, 2019 is a non-cash net adjustment to other income of $1.1 million attributable to the change in fair value of certain derivative warrant liabilities and a deemed dividend expense on amendment of convertible preferred stock of $2.4 million, respectively.

Adjusted EBITDA loss for the quarter ended December 31, 2019 is $669 thousand, compared to $1.0 million for the same period in 2018.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income/(loss), non-GAAP adjusted earnings/(loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income/(loss) and non-GAAP adjusted earnings/(loss) per diluted share are calculated as net income/(loss) or net income/(loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, non-cash stock-based compensation, goodwill impairment charges, restructuring and acquisition-related costs, preferred stock dividends and any related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization, non-cash stock-based compensation charges, goodwill impairment charges, restructuring and acquisition-related costs, changes in fair value of derivative liabilities and warrant expense, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income/(loss) and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income/(loss) and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market, the ability to raise capital, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission.  Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, helps customers maximize the performance of their full digital experience from websites and intranets to online stores and campaigns. Bridgeline’s Unbound platform is a Digital Experience Platform that deeply integrates Web Content Management, eCommerce, Marketing Automation, Site Search, Authenticated Portals, Social Media Management, Translation and Web Analytics to help the goal of assisting marketers to help organizations deliver digital experiences that attract, engage, nurture and convert their customers across all channels and streamline business operations. OrchestraCMS is the only content and digital experience platform built 100% native on Salesforce.com. OrchestraCMS helps Salesforce.com create digital experiences for their customers and partners; combining content with business data, processes and applications across multiply channels and device including Salesforce.com Communities, social media, portals, intranets, websites, applications and services. Celebros Search is a commerce oriented, site search product that provides for Natural Language Processing with artificial intelligence to present very relevant search results in seven languages. Headquartered in Woburn, Mass., Bridgeline customers range from small- and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Company Contact

Bridgeline Digital, Inc.

Mark G. Downey

Chief Financial Officer

(631) 203-6820

mdowney@bridgeline.com

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	December 31
	2019	2018
Revenue:
Digital engagement services	$1,096	$1,073
Subscription and perpetual licenses	1,736	1,302
Total revenue	2,832	2,375

Cost of revenue:
Digital engagement services	583	855
Subscription and perpetual licenses	728	486
Total cost of revenue	1,311	1,341
Gross profit	1,521	1,034

Operating expenses:
Sales and marketing	1,076	814
General and administrative	754	778
Research and development	390	418
Depreciation and amortization	258	26
Goodwill impairment charge	-	3,732
Restructuring and acquisition-related	5	-
Total operating expenses	2,483	5,768
Loss from operations	(962)	(4,734)
Interest income (expense), net	-	(79)
Amortization of debt discount	-	(150)
Other income (expense), net	1,101	12
Income/(loss) before income taxes	139	(4,951)
Provision for income taxes	3	4
Net income/(loss)	$136	$(4,955)
Dividends on convertible preferred stock	(79)	(79)
Deemed dividend on amendment of Series A convertible preferred stock	(2,314)	-
Net income/(loss) applicable to common shareholders	$(2,257)	$(5,034)
Net income/(loss) per share attributable to common shareholders:
Basic net income/(loss) per share	$(0.81)	$(22.87)
Diluted net income/(loss) per share	$(0.81)	$(22.87)
Number of weighted average shares outstanding:
Basic	2,798,475	220,156
Diluted	2,798,475	220,156

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

	December 31	September 30
	2019	2018
ASSETS
Current Assets:
Cash and cash equivalents	$408	$296
Accounts receivable, net	1,086	979
Prepaid expenses	379	351
Other current assets	46	49
Total current assets	1,919	1,675
Property and equipment, net	283	299
Operating lease assets	462	-
Intangible assets, net	3,269	3,509
Goodwill	5,557	5,557
Other assets	83	115
Total assets	$11,573	$11,155

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current portion of operating lease liabilities	$209	$-
Accounts payable	1,910	1,740
Accrued liabilities	936	835
Debt, current	-	-
Deferred revenue	1,963	1,262
Total current liabilities	5,018	3,837
Debt, net of current portion	-	-
Operating lease liabilities, net of current portion	253	-
Warrant liabilities	2,413	3,514
Other long-term liabilities	5	8
Total liabilities	7,689	7,359

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; Series C Convertible Preferred Stock: 11,000 shares authorized; 441 shares issued and outstanding at December 31, 2019 and September 30, 2019	-	-
Series A Convertible Preferred Stock: 264,000 and 262,310 at December 31, 2019 and 264,000 and 262,310 at September 30, 2019 issued and outstanding (liquidation preference $2,782 at December 31, 2019)	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 2,798,475 at December 31, 2019 and 2,798,475 at September 30, 2019, issued and outstanding	3	3
Additional paid-in-capital	77,964	75,620
Accumulated deficit	(73,746)	(71,489)
Accumulated other comprehensive loss	(337)	(338)
Total stockholders' equity	3,884	3,796
Total liabilities and stockholders' equity	$11,573	$11,155

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)

	Three Months Ended
	December 31
	2019	2018
Reconciliation of GAAP net income/(loss) to non-GAAP adjusted net income/(loss):
GAAP net income/(loss)	$136	$(4,955)
Amortization of intangible assets	238	4
Stock-based compensation	30	97
Goodwill impairment charge	-	3,732
Restructuring and acquisition-related charges	5	-
Non-GAAP adjusted net income/(loss)	$409	$(1,122)

Reconciliation of GAAP net earnings/(loss) per diluted share to non-GAAP adjusted net earnings/(loss) per diluted share:
GAAP net income/(loss)	$0.05	$(22.51)
Amortization of intangible assets	0.09	0.02
Stock-based compensation	0.01	0.44
Goodwill impairment charge	-	16.95
Restructuring and acquisition-related charges	0.00	-
Non-GAAP adjusted net earnings/(loss) per diluted share	$0.15	$(5.10)

Reconciliation of GAAP net income/(loss) to Adjusted EBITDA:
GAAP net income/(loss)	$136	$(4,955)
Provision for income tax	3	4
Interest and other expense, net	-	79
Change in fair value of warrants/warrant expense	(1,101)	(12)
Amortization of intangible assets	238	4
Depreciation	15	20
Goodwill impairment charge	-	3,732
Restructuring and acquisition-related charges	5	-
Other amortization	5	15
Stock-based compensation	30	97
Adjusted EBITDA	$(669)	$(1,016)

Reconciliation of GAAP net earnings/(loss) per diluted share to Adjusted EBITDA per diluted share:
GAAP net income/(loss)	$0.05	$(22.51)
Provision for income tax	0.00	0.02
Interest and other expense, net	-	0.36
Change in fair value of warrants/warrant expense	(0.39)	(0.05)
Amortization of intangible assets	0.09	0.02
Depreciation	0.01	0.09
Goodwill impairment charge	-	16.95
Restructuring and acquisition-related charges	0.00	-
Other amortization	0.00	0.07
Stock-based compensation	0.01	0.44
Adjusted EBITDA per diluted share	$(0.24)	$(4.61)